Exhibit 10.2
LEASE FOR PREMISES AT
SANTA FE BUSINESS INCUBATOR, INC.
Santa Fe, New Mexico
Office Space

THIS LEASE is made at Santa Fe, New Mexico this 19th day of January 2010, by and between Santa Fe Business Incubator, Inc., a New Mexico no1nprofit corporation (“Landlord”), and Quantum Solar Power Corp. (“Tenant”).

WITNESSETH:
That in consideration of the mutual promises, covenants, conditions, and terms to be kept and performed, it is agreed between the parties hereto as follows:

1. Business Assistance Program
The Landlord and Tenant understand that Landlord desires to assist and encourage Tenant’s business by providing certain extraordinary business assistance services in addition to the Lease of the Premises.  These services are described in the materials provided to Tenant prior to the time of Tenant’s acceptance of this Lease, which materials (as may be amended from time to time by Landlord) are incorporated into this Lease by reference.  In addition, Tenant has received, prior to the execution of this Lease, materials regarding eligibility and hiring practices and employment and financial reporting requirements.  The parties agree that no default, defect, or omission by Landlord in the providing and performance of such services shall be deemed to be a default by Landlord under this Lease.

2. Description
Landlord leases to Tenant, and Tenant shall pay rent for the Premises identified as office space C09 (“Premises”), at 3900 Paseo del Sol, Santa Fe, New Mexico.

3. Term
Tenant shall lease the Premises for a term of one (1) year commencing the 1st day of February 2010, and ending on the 31st day of January 2011.  Landlord and Tenant shall each have the right to terminate this Lease upon giving the other at least thirty (30) days written notice of their intent to terminate, such termination to be at the end of such thirty (30) day period or at such later date as is indicated in the notice to terminate, but not prior to the end of one complete billing cycle.

4. Rent / Additional Rent / Utilities
For the Premises and Term set forth above, the Tenant agrees to pay a total rent of Eight Thousand Four Hundred and no/100 Dollars ($8,400.00). Rent to be paid in equal monthly installments of Seven Hundred and no/100 Dollars ($700.00) in advance on the first day of each calendar month.  In the event possession is taken on a date other than the first day of the month, the rent shall be pro-rated for the period between the date of possession and the first of the next calendar month in order to place the rental payments on the foregoing schedule.

Tenant agrees to pay any and all charges incurred under separate agreement or otherwise for services furnished by Landlord as well as any other amounts due Landlord as additional rent which shall be paid along with the monthly installment of rent.

Subject to the provisions in Section 1 and the materials relating to extraordinary utilities and trash removal, the rent in the office space shall include the following: real property taxes and assessments, gas, water, and electricity.

5. Insurance Costs of Lessor
Tenant shall pay, as additional rent, any increase in premiums for insurance against direct loss that may be charged during the term of this Lease on the amount of insurance now carried by the Landlord on the Premises and on the improvements situated on the Premises resulting from the business carried on therein by the Tenant or from the character of its occupancy, even if the Landlord has consented thereto.

6. Security Deposit
As additional security for the faithful performance of its obligations hereunder, Tenant shall pay to Landlord the sum of Seven Hundred and no/100 Dollars ($700.00). Unless otherwise agreed by landlord and tenant in advance, in writing, Tenant shall pay the security deposit in one payment on or before the 1st day of February 2010.  The security deposit may be applied by Landlord for the purpose of curing any default or defaults of Tenant under this Lease, in which event Tenant shall replenish said deposit in full by promptly paying to Landlord the amount so applied.  If Tenant has not defaulted or Landlord has applied the deposit to cure a default and Tenant has replenished same, then the deposit, or such applicable portion thereof, shall be repaid in Cash to Tenant promptly after the termination of this Lease.  The deposit shall not be deemed an advance payment of rent or a measure of Landlord’s damages for and default by Tenant. No interest shall be paid on Tenant’s security deposit.

7. Late Charges
Tenant agrees to pay a surcharge of fifteen percent (15%) on any amount ten (10) or more days past due, and a surcharge of twenty-five percent (25%) on any amount fifteen (15) or more days past due. All payments received shall be first applied to any past due amounts and then to current charges.  No payment by Tenant or acceptance by Landlord of a lesser amount than the basic rent, additional rent, or other payments to Landlord due hereunder shall be deemed to be other than part payment of the full amount due.  Landlord may accept such part payment without prejudice to Landlord’s right to recover the balance due and payable or to pursue any other remedy provided in this Lease.

8. Place of Payment
Any payment due from the Tenant to the Landlord under this Lease shall be made the Landlord’s office at 3900 Paseo del Sol, Santa Fe, New Mexico, or at such other place the Landlord designates from time to time in writing.

9. Holding Over
In the event that Tenant holds over after expiration of this Lease without a written agreement between the parties to renew, extend, or otherwise renegotiate the leasehold such holding over shall be construed as a month-to-month tenancy on the terms and conditions, so far as applicable, of this Lease.

10. Condition of Premises at Time of Leasing
The Tenant acknowledges that it has examined the Premises prior to the making of this Lease and knows its condition, and that no representations as to its conditions or state of repair has been made by the Landlord or its agents that are not expressed in this Lease.  The Tenant hereby accepts the Premises in its present condition at the date of the execution of this Lease.

11. Delay in Obtaining Possession
If the Tenant cannot take possession of the Premises at the time provided above because the Premises are not ready, or because another tenant is holding over, or because of any cause beyond the control of the Landlord, the Landlord shall not be liable in damages to the Tenant; but rent shall fully abate during the period of any such delay. Landlord shall not be liable for failure to deliver the Premises to Tenant on the beginning date of this Lease for reasons beyond the Landlord’s control.

12. Use and Occupancy
The Premises shall be used during the term of this Lease for the business of Tenant described as Quantum Solar Power Corp. and for no other purpose.  The Premises shall not be used, occupied, or kept in violation of any law, municipal ordinance, or regulation.

13. Unlawful or Dangerous Activity
Tenant shall neither use nor occupy the demised Premises or any part thereof for any unlawful, disreputable, or ultrahazardous business purpose, nor operate or conduct business in a manner constituting a nuisance of any kind.  Tenant shall immediately, on discovery of any unlawful, disreputable, or ultrahazardous use, take action to halt such activity.  Tenant agrees to comply with all applicable laws, ordinances, and regulations of the City of Santa Fe, the State of New Mexico, and the United States Government,  and to conform to all reasonable rules and regulations which Landlord may establish; not to damage any part of the premises; and not to permit any employee, agent, customer, or visitor to be in violation of any obligation of Tenant under this Lease.

14. Care of Premises
The Tenant shall not perform any act or carry on any practices that may injure the Building or be a nuisance to other tenants in the Building and shall keep the Premises clean and free from rubbish and dirt at all times.

15. Casualty
Subject to the conditions set forth in Section 15, if the Premises are damaged or destroyed, in whole or in part, during the Term of this Lease, the Landlord shall repair and restore them to good and tenable condition with reasonable dispatch.  If the Premises are untenable in whole, the rent shall abate in full until they are restored to good and tenable condition.  If the premises are untenable in part, rent shall abate pro rata until they are restored to good and tenable condition.  Provided that:
(A)
If delay in repair or restoration is caused by the Tenant failing to adjust its own insurance or to remove its damaged goods, wares, equipment, or other property within a reasonable time, the rent shall not abate during the period of such delay;

(B)	If casualty damage is caused by the negligent or willful acts of the Tenant, its agents or employees, there shall be no rent abatement;
(C)	If during the time of repair, the Tenant uses a portion of the Premises for storage, Tenant shall be liable for a reasonable storage fee;
(D)	In the event the Premises or the Building are destroyed to the extent of more than one-half its value, the Landlord may terminate the Lease by a written notice to Tenant.

16. Loss Caused by Other Tenants
The Landlord shall not be liable to the Tenant for damages occasioned by the acts or omissions of persons occupying adjoining Premises or any part of its Building of which the Premises are a part, or for any loss or damage resulting to the Tenant of its property from bursting, stoppage, or leaking of water, gas, or sewer pipes.

17. Insurance to be Obtained by Tenant
The Tenant shall carry the following minimum amounts of insurance during the life of this Lease with the Landlord listed as additional insured:
(A)
Comprehensive General Liability insurance issued by a reputable insurance company licensed to do business in New Mexico for bodily injuries, including those resulting in death, and property damage in an amount not less than a combined single limit of Three Hundred Thousand Dollars ($ 300,000), and an additional Fifty Thousand Dollars ($50,000) for Fire Legal Liability.

(B)
At the sole discretion of the Tenant, insurance for all contents, and Tenant’s trade fixtures, machinery, equipment, furniture, furnishings, and inventory in the leased Premises. Tenant must be advised the Landlord is not responsible for loss of business contents or business income of the Tenant.

(C)
Insurance for any leasehold improvements made by Tenant upon the Premises against all risks of direct physical loss, including water pipe and sprinkler breakage and damage.  The insurance coverage shall be for not less than One Hundred Percent (100%) of the then current full replacement cost of such improvements with all proceeds of insurance payable to Landlord provided, however, that such proceeds shall be used to restore the improvements.

The insurance shall be in companies and in form, substance, and amount (where not stated above) satisfactory to the Landlord.  The insurance shall not be subject to cancellation except after at least thirty (30) days prior written notice to the Landlord.  Certificate of insurance together with satisfactory evidence of payment of the premiums thereon, shall be deposited with Landlord at the commencement date of this Lease and renewals thereof not less than thirty (30) days prior to the end of the term of such coverage.

Should Landlord receive notice of cancellation of said insurance, it shall notify the Tenant to cease operations immediately and not to start again until Landlord receives new copies evidencing that insurance describe above is in full force and effect.

18. Indemnification
The Tenant shall indemnify and save the Landlord, and the President of Santa Fe Business Incubator, Inc. harmless from all claims or liabilities of any type of nature or any person, firm, or corporation, including any agents or employees of the Tenant, arising in any manner from the Tenant’s performance of operations and business covered by this Lease.

Landlord shall not be liable to the Tenant, or to any other person, for any damage to any person or property caused by act, omission or neglect of Tenant.  Tenant agrees to indemnify or hold Landlord harmless from any such liability or claim of liability against Landlord, including attorney’s fees.

19. Repairs and Alterations by Tenant
Tenant shall, at its own expense, keep the Premises in good repair, and will, at the expiration of this Lease, deliver the Premises to the Landlord in like condition as when taken, reasonable use and wear thereof and damage by the elements excepted.  The Tenant shall not make any alterations, additions, or improvements to the Premises without the Landlord’s prior written consent.  All alterations, additions, and improvements made by either party upon the Premises during the Term hereof, except movable office furniture and trade fixtures put in at Tenant’s expense, shall become property of the Landlord at the expiration of the Term.  Tenant covenants to pay as they become due all just claims for labor and materials used in making any such additions, alterations, or improvements and to indemnify and save Landlord and the Premises harmless of and from all costs, expenses, and damages, including reasonable attorney’s fees and costs of suit arising out of or connected with any statutory or other liens against the Premises, the Building, or the Property for or on account of such labor and materials.

Tenant covenants both for itself and its servants, agents, and employees, to observe and keep all necessary rules and regulations of the Building which affect said Premises and will at its own cost and expense make any and all necessary alterations or changes in the Premises which may be necessary because of any act of the Tenant, its servants, agents, and employees, in violation of any law, ordinance, rule or regulation of any city, state, or government body.  Upon the failure of the Tenant to make or proceed to make, any such changes or alterations within thirty (30) days after being required to by any other rule, regulation, or ordinance above referred to within ten (10) days of the receipt of said order or notice, then Landlord may enter the Premises at its option and do and perform said alterations or make such changes at the cost and expense of the Tenant, which said expense shall be deemed as rent and added to the next monthly installment of rent then accruing and be collectible as such.

20. Access to Premises and Common Areas
Landlord may enter the Premises at any reasonable time for any reasonable purpose.  If the Landlord deems any repair necessary for which the Tenant is responsible, Landlord may demand that the Tenant perform the repair.  If Tenant refuses or neglects to make the repair in a reasonable time, the Landlord may make the repair and charge the Tenant in accordance with Section 6.  The Landlord may enter the premises at reasonable times to install or repair pipes, wires, or other appliances or to make any repair the Landlord deems essential to the use and occupancy of the other parts of the Building.  Landlord shall give reasonable advance notice to Tenant of its intention to make non-emergency repairs.

In addition to the Premises, the Tenant shall have a non-exclusive right to access to such common areas as Landlord determines to be necessary to the use of the Premises as appropriate.

21. Advertising Displays
No sign or advertising shall be displayed upon the Premises unless approved in writing by the Landlord.

22. Nondiscrimination
The Tenant agrees not to discriminate against any client, employee, or applicant for employment or for services because of race, creed, color, national origin, sex, sexual orientation, or age, with regard to, but not limited to, the following: employment upgrading; demotion or transfer, recruitment or recruitment advertising; layoffs or termination; rates of pay or other forms of compensation; selection for training; rendition of services.

23. Assignment
The Tenant shall not assign, transfer, or mortgage this lease or sublet the Premises in whole or in part without the Landlord’s prior written consent.  Any assignment or subletting shall not relieve Tenant of any of its obligations under this lease.

24. Trash Service
Landlord agrees to provide at its cost a suitable trash receptacle and regularly scheduled pick-up sufficient to service Tenant in order to prevent the unsightly accumulation of trash and other debris.  Tenant shall be responsible for trash collection charges that exceed a normal service minimum Charge.  Tenant will dispose of all hazardous waste according to local laws and ordinances.

25. Default
It is expressly understood and agreed that if the rents above, or any part thereof, shall be in arrears, or if default shall be made in any of the covenants of agreements herein contained to be kept by Tenant, Landlord may, at Landlord’s election, give Tenant ten (10) days written notice of Landlord’s intent to terminate said Lease; provided however, that during said ten (10) day period, Tenant may correct defaults as set forth in said notice and avoid forfeiture thereof.

Upon termination of this Lease pursuant to the preceding paragraph, Tenant shall peacefully surrender the premises to Landlord, and Landlord may upon such termination or at any time after such termination, without further notice, rent the Premises. If Tenant fails to peacefully surrender the Premises, the Landlord may repossess it by force, summary proceedings, ejectment, or otherwise and may dispossess Tenant and remove Tenant and all other persons and property from the Premises.  At any time after such termination, Landlord may relet the Premises or any part thereof in the name of Landlord or otherwise for such term (which may be greater or lesser than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) as Landlord, in Landlord’s discretion may determine and may collect and receive the rents therefor.  Landlord shall in no way be responsible for or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon such reletting.

No such termination of this Lease shall relieve Tenant of Tenant’s liability and obligations under this Lease, and such liability and obligations shall survive any such termination.  In the event of any such termination, whether or not the Premises or any part thereof shall have been relet, Tenant shall pay to Landlord the rent required to be paid up by Tenant up to the time of such termination, and thereafter, Tenant, until the end of what would have been the term of this Lease in the absence of such termination shall be liable to Landlord for, and shall pay to Landlord as and for liquidated and agreed damages for Tenant’s default;
(A)	The equivalent of the amount of rent which would be payable under this Lease by Tenant if this Lease were still in full force and effect, Less
(B)
The net proceeds of any reletting effected pursuant to the provisions of the preceding subparagraph, after deducting all of Landlord’s reasonable expenses in connection with such reletting, including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, alteration costs and expenses of preparation for such reletting.

26. Landlord’s Lien for Rent
Tenant hereby grants a lien to Landlord on Tenant’s interest in all improvements, fixtures, or personal property, including inventory on the Premises.  In the event Tenant fails to cure a default under this Lease, Tenant authorizes Landlord to take possession of the property free and clear of Tenant’s interest therein.

27. Cumulative Remedies
Remedies, rights, and benefits of this Lease are cumulative and shall not be exclusive of any other remedy, right, or benefit contained herein or of any remedy, right, or benefit allowed by law.

28. Jurisdiction and Attorney’s Fees
The prevailing party is entitled to any and all attorney fees or other costs incurred in enforcing the provisions set forth in this Lease.  This paragraph shall also apply to any court action or appeals therefrom.

29. Waiver
One of more waivers by the Landlord or Tenant of any of this Lease’s provisions shall not be construed as a waiver of a further breach of the same provision.

30. Bankruptcy and Insolvency
The Landlord may cancel this Lease in the event that the estate created hereby is taken in execution or by other process of law; or, if the Tenant is declared bankrupt or insolvent according to law; or if any receiver is appointed for the business and property of the Tenant; or if any assignment is made of the Tenant’s property for the benefit of creditors.

31. Rules and Regulations
Tenant, its agents, employees, and invitees will use the common areas of the Building (reception area, conference rooms, halls, steps, passageways, toilet rooms, delivery area, parking area, and so forth) subject to rules as the Landlord may make from time to time for the general safety and convenience of the occupants and tenants of the Building.

32. Substitute Space
It is understood that Landlord may substitute space within the Building of similar quality for the Premises leased to the tenant.  Landlord shall be responsible for all expenses in moving Tenant to the new Premises.

33. Quiet Enjoyment
Upon performing the foregoing covenants, the Landlord agrees that the Tenant shall and may peaceably and quietly have, hold, and enjoy the Premises of the Term herein.

34. Partial Validity
If any provision of this Lease shall be invalid, the remainder of this Lease shall not be affected thereby.
35. Notice
Whenever this Lease requires notice to be served on Landlord or Tenant, notice shall be effective the day after mailing, and shall be sufficient if mailed by first-class mail with postage fully paid, to the following address:

Tenant:                                                                           Landlord:
Quantum Solar Power Corp                                         Santa Fe Business Incubator
3900 Paseo del Sol                                                        3900 Paseo del Sol
Santa Fe, New Mexico 87507                                       Santa Fe, New Mexico 87507

36. Amendments and Modifications
Except for the provisions in Section 1 relating to the Business Assistance Program, Landlord and Tenant agree that this Lease contains the entire agreement, express or implied, of the parties hereto.  There shall be no amendments or modifications to this Lease, unless agreed to in writing, signed by Landlord and Tenant.

37. Binding Successors
This Lease is binding on the respective heirs, successors, representatives, and assigns of the parties.
38. Applicable Law
This Lease shall be constructed according to the laws of the State of New Mexico.

IN WITNESS WHEREOF, the parties have signed this Lease in Santa Fe, New Mexico, the day and year written below.

LANDLORD: Santa Fe Business Incubator, Inc.	TENANT: Quantum Solar Power Corp.

Dated: 02/03/2010	Dated: 02/01/2010

By: MARIE LONGSERRE	By: DARYL EHRMANTRAUT
Marie Longserre	Daryl Ehrmantraut
President/CEO	CEO

DISCLAIMER

THIS AGREEMENT of understanding is prepared for the benefit of the INCUBATOR PROGRAM, hereinafter referred to as “Program,” and Quantum Solar Power Corp. hereinafter referred to as “Business,” both parties which desire to clearly understand the relationship developed for the benefit of promoting and assisting in this limited arrangement.

Program and Business are neither a partnership nor a venture of any description, in fact or law, but rather are independent entities forming a voluntary arrangement wherein Program is a general business advisor of Business.  Business is under no compulsion or constraint to accept or implement the suggestions and advisement of Program.

Business specifically acknowledges and agrees that Program has no liability, past, present, or future, as to the final and ultimate decisions of Business, nor is Business compelled in any fashion to accept the advisement and suggestions of Program.

Program neither assumes nor authorizes Business to assume any liability of behalf of Program or suggest to third parties, either expressly or implied, that Program is in any way a principal, agent, or associated entity of Business, and
Business specifically acknowledges its responsibility for all decisions and business matters related to its operation and control.

The Business shall indemnify and save the Program; the Landlord; the President of the Santa Fe Business Incubator, Inc.; and any of the programs’ agents, advisors, representatives, and employees harmless from all claims or liabilities of any type of nature or any person, firm, or corporation, including any agents or employees of the Business, arising in any manner from the Business’s performance of operations and business covered by this Lease and this disclaimer.

Program and Business agree herein to represent accurately the relationship between Program and Business and to abide by these provisions.

Executed this 1 day of February, 2010, in Santa Fe, New Mexico.

Incubator Program	Business: Quantum Solar Power Corp.

MARIE LONGSERRE	DARYL EHRMANTRAUT
Marie Longserre	Daryl Ehrmantraut
President/CEO	CEO